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                     SEVERANCE AGREEMENT AND GENERAL RELEASE

     This Severance Agreement and General Release (this "Agreement") is made and entered into as of the 24th day of March 1995, by and between New Image Industries, Inc., a Delaware corporation (the "Company"), and Roger Leddington ("Executive").

     1. RESIGNATION. Executive hereby confirms that effective as of March 24, 1995, Executive resigned from his positions as Chairman of the Board of Directors and Chief Executive Officer of the Company. Effective as of the date Executive is no longer employed by the Company pursuant to Sections 2 and 3 hereof, Executive hereby resigns his position as a Director of the Company and any and all positions he holds as an officer of the Company or any subsidiary thereof.

     2. CONTINUING ENGAGEMENT AND DUTIES. In consideration of the severance payment and other consideration provided for herein, Executive hereby agrees as follows:

        (a) Executive agrees to continue to be employed as President of the Company for the term provided in Section 3 hereof and to assist and cooperate in the transfer of his duties and responsibilities to his successor. Executive shall be compensated during such term at the same base salary and shall receive the other perquisites as he received at March 24, 1995. During such period, Executive shall have the duties and responsibilities customarily accorded to a President or Chief Operating Officer of a corporation and shall serve at the direction and shall report to the Chief Executive Officer of the Corporation.

        (b) During the term of this Agreement, Executive agrees to devote his primary business time, energies, skills, effort and attention to his duties hereunder and will not render any material services to any other business concern.

     3. TERM. Executive's employment hereunder shall terminate on the earlier to occur of the following:

        (a) June 23, 1995;

        (b) at any time upon Executive's voluntary resignation; and

        (c) at any time upon delivery by the Company to Executive of written notice of termination; or

        (d) upon the death or permanent disability of Executive.

                                 EXHIBIT: 10.18

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     4. AUTOMOBILE. During the term of this Agreement, Executive shall be entitled to the full use of that certain BMW 735i automobile (the "Automobile" currently leased by the Company for the benefit of Executive. Upon the termination of this Agreement, Executive shall have the right to (a) return the Automobile to the Company, in which event Executive will have no obligations with respect to the Automobile, or (b) request that the lease of the Automobile be assigned to him, in which event Executive shall become and be fully responsible for all payments under such lease and all other payments associated with the Automobile. If Executive elects the opinion set forth in subpart (b) directly above, the Company will use its reasonable efforts to have the lease assigned to Executive.

     5. STOCK OPTIONS. Executive agrees and acknowledges that he currently holds options to purchase 200,000 shares of the Company's Common Stock granted under the Company's employee stock incentive plans (the "Employee Options") and options to purchase 80,000 shares of the Company's Common Stock under the Company's 1993 Director Incentive Plan (the "Director Options"). All of such options provide that they shall terminate on the 90th day following the date Executive is no longer rendering services to the Company. If Executive remains employed by the Company through June 23, 1995 (or if he is earlier terminated by the Company without "cause"), then at such date the Company shall amend the Employee Options to provide that they shall remain exercisable through June 22, 1996 at which time they shall terminate. Executive and the Company hereby agree that the Director Options terminated and are no longer exercisable as of March 24, 1995. For these purposes, the term "cause" shall mean termination by reason of: any act or omission knowingly undertaken or omitted by Executive with the intent of causing damage to the Company, its properties, assets or business or its stockholders, officers, directors or employees, any act of Executive involving a material personal profit to Executive, including, without limitation, any fraud, misappropriation or embezzlement, involving properties, assets or funds of the Company or any of its subsidiaries; Executive's consistent and continuing failure to perform his normal duties or any provision of this Agreement, in either case, as directed by the Board of Directors of the Company (the "Board"), after Executive has received written notice from the Board of his failure to so perform; conviction of, or pleading NOLO CONTENDERE to, (A) any crime or offense involving monies or other property of the Company, (B) any felony offense, or (C) any crime of moral turpitude; or (V) the chronic or habitual use of non-prescription drugs or consumption of alcoholic beverages.

     6. COMPENSATION UPON TERMINATION. In consideration of Executive performing his duties under Section 2 hereof, if Executive remains employed by the Company through June 23, 1995 (or if he is earlier terminated by the Company without "cause" or as a result of his death or permanent disability), then on such date Company shall pay Executive, or, if termination is caused by Executive's death or disability the Company shall instead pay to Gunnel Leddington, a severance payment equal to 20.8 weeks Base Salary (i.e., $110,000), plus one day of Base Salary for each day of unused vacation accrued by Executive through the date of termination (together, the "Severance Payment") in full and final satisfaction of all obligations of the Company to Executive.

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     7. CONFIDENTIALITY AND TRADE SECRETS. Executive shall not, at any time during the term of his employment or for any period thereafter exploit, use for any purpose not specifically related to Executive's employment by the Company pursuant to the terms of this Agreement or disclose to any person (except as required by law after first notifying the Company and giving them an opportunity to object) any confidential information, including price lists, pricing information, customer lists, customer names, financial information, knowledge, trade secrets, know-how, unprinted or printed data, and related intangible property developed during or prior to the term of this Agreement, belonging to, used by, or developed by or for the benefit of the Company (collectively, the "Trade Secrets"). For purposes of this Agreement "Trade Secrets" do not include information available to diligent business persons from sources other than the Company or persons in a fiduciary or confidential relationship with the Company ("Independent sources"), and which is not available not as a result of any breach of trust or agreement with the Company by such Independent Source.

     8. RETURN OF CORPORATE PROPERTY AND TRADE SECRETS. Upon any termination of employment, Executive shall turn over to the Company, as appropriate, all property, writings or documents then in his possession or custody belongings to or relating to the affairs of the Company or comprising or relating to Trade Secrets.

     9. WAIVER UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE. With regard to any claims which may exist or arise out of the Executive's current or any prior affiliation with the Company (the "Disputes"), Executive expressly waives all claims against the Company, including, without limitation, any and all rights under Section 1542 of the Civil Code of the State of California which provides as follows:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Executive waives and releases any right or benefit which he has or may have under any similar law or rule of any other jurisdiction pertaining to the Disputes. It is the intention of Executive, through this Agreement, and with the advice of counsel, fully, finally, and forever to settle and release all such matters and claims relative thereto which have existed, do now exist or may exist between the parties arising out of or related to the Disputes. In furtherance of such intention, the release herein given shall be, and remain in effect as, a full and complete release of such matters notwithstanding the discovery of the existence of any additional claims or facts relating thereto. Notwithstanding the foregoing, Executive expressly does not waive any claim for indemnity for any losses arising out of his conduct as an officer or director of the Company.

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     10. MISCELLANEOUS.

        (a) NOTICES. All notices, requests and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal services or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

            If to Company:

            New Image Industries, Inc.
            21218 Vanowen Street
            Canoga Park, California 91303
            Attn: Board of Directors

            If to Executive:

            Roger Leddington
            6116 Tapia Drive
            Malibu, California 90265

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given three days from date of deposit in the United States mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this section.

        (b) ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this agreement.

        (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

        (d) CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

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        (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        (f) AMENDMENTS AND WAIVERS. No amendment or waiver of any term or provision of this Agreement shall be effective unless made in writing. Any written amendment or waiver shall be effective only in the instance given and then only with respect to the specific term or provision (or portion thereof) of this Agreement to which it expressly relates, and shall not be deemed or construed to constitute a waiver of any other term or provision (or portion thereof) waived in any other instance.

     In witness whereof, the parties have executed this Agreement as of the date first set forth above.


Company:                                   Executive:
New Image Industries, Inc.


By: /s/ Robert S. Colman                   /s/ Roger Leddington
    -----------------------------------    ------------------------------------
    Robert S. Colman                       Roger Leddington
    Chief Executive Officer